FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            BOK FINANCIAL CORPORATION
             (exact name of registrant as specified in its charter)

Oklahoma                                                             73-1373454
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                           Identification No.)


Bank of Oklahoma Tower, Tulsa, Oklahoma                                   74172
(Address of Principal Executive Office)                              (Zip code)


                BOK Financial Corporation 2003 Stock Option Plan
                              (Full Title of Plan)


                                Tamara R. Wagman
                            Frederic Dorwart, Lawyers
                                  Old City Hall
                             124 East Fourth Street
                           Tulsa, Oklahoma 74103-5010
                     (Name and Address of agent for service)

                                 (918) 583-9922
          (Telephone number, including area code, of agent for service)


                         Calculation of Registration Fee
-------------------------------------------------------------------------------
 Title of       Amount        Proposed Maximum   Proposed Maximum  Amount
 Securities     to be         offering price     aggregate         of
 to be          registered**  per unit*          offering price*   registration
 Registered                                                        fee*
_______________________________________________________________________________
Common Stock,
 $0.00006 par   2,000,000     $37.46             $74,920,000       $6,061.03
 value


*Estimated pursuant to Rule 457(c).

**In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     The documents containing the information required by Item 1 of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the Securities Act). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered to Plan participants pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:

                            BOK Financial Corporation
                                  P.O. Box 2300
                              Tulsa, Oklahoma 74192
                                 (918) 588-6000
                               Attn: Gregg Jaynes

                             www.bankofoklahoma.com

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     BOK Financial has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), effective August 13, 1991, and is currently subject to the informational requirements of the Exchange Act. BOK Financial has been subject to the reporting requirements of the Exchange Act since August 13, 1991, and, therefore, BOK Financial filed its first annual report on Form 10-K for the year ending December 31, 1991. The following documents have been filed with the Securities Exchange Commission ("Commission") by BOK Financial and are hereby incorporated by reference:

-    Annual Report on Form 10-K filed with the Commission on March 26, 2003

- 2003 Quarterly Report on Form 10-Q for the three months ended March 31, 2003 filed with the Commission on May 15, 2003

- The Company's Current Report on Form 8-K filed with the Commission on January 23, 2003

- The Company's Current Report on Form 8-K filed with the Commission on April 21, 2003

- The description of BOK Financial's capital stock contained on page 2 in Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange Act (Registration No. 0-19341), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by BOK Financial pursuant to Section 13(a), 13(c), 14 and 15 (d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  None.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Oklahoma Business Corporation Act and Article VI of the Bylaws of BOK Financial Corporation provide BOK Financial Corporation with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, BOK Financial Corporation has purchased insurance against certain costs of indemnification of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.

          4.0  BOK Financial Corporation 2003 Stock Option Plan.

          5.0 Opinion of Frederic Dorwart, Lawyers, regarding whether the Common Stock registered herein, when sold, will be legally issued, fully paid and non-assessable.

          23.0 Consent of Frederic Dorwart, Lawyers (included in the Opinion filed as Exhibit 5.0).

          23.1 Consent of Ernst & Young L.L.P.

          24.0 Power of Attorney. See pages viii and ix.

          99.0 Annual Report on Form 10-K filed with the Commission on March 26, 2003 is incorporated herein by this reference.

          99.1 2003 Quarterly Report on Form 10-Q for the three months ended March 31, 2003 filed with the Commission on May 15, 2003 is incorporated herein by this reference.

          99.3 The description of BOK Financial's capital stock contained on page 2 in Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange Act (Registration No. 0-19341), including any amendment or report filed for the purpose of updating such description is incorporated herein by this reference.

ITEM 9.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

               (1)  To file during any period in which offers or sales are being
                    made,  a  post-effective   amendment  to  this  Registration
                    Statement to;

                    (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) reflect in the  prospectus  any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

                    (iii)include any additional or changed material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering for such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of it counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 24th day of June, 2003.

                                  BOK FINANCIAL CORPORATION

                              By: /s/ Stanley A. Lybarger
                                  -------------------------------------------
                                  Stanley A. Lybarger, Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                          Date

/s/ George B. Kaiser          Chairman of the Board               June 24, 2003
----------------------------
George B. Kaiser

/s/ Stanley A. Lybarger       President, Chief Executive Officer  June 24, 2003
----------------------------
Stanley A. Lybarger           and Director

/s/ Steven E. Nell            Executive Vice President and        June 24, 2003
----------------------------
Steven E. Nell                Chief Financial Officer

/s/ John C. Morrow            Senior Vice President and Director  June 24, 2003
----------------------------
John C. Morrow                of Financial Accounting and Reporting

/s/ C. Fred Ball, Jr.         Director                            June 24, 2003
----------------------------
C. Fred Ball, Jr.

/s/ Sharon J. Bell            Director                            June 24, 2003
----------------------------
Sharon J. Bell

/s/ Peter Boylan, III         Director                            June 24, 2003
----------------------------
Peter Boylan, III

/s/ Joseph E. Cappy           Director                            June 24, 2003
----------------------------
Joseph E. Cappy

                              Director                            June __, 2003
----------------------------
Paula Marshall Chapman

/s/ Luke R. Corbett           Director                            June 24, 2003
----------------------------
Luke R. Corbett

                              Director                            June __, 2003
----------------------------
William E. Durrett

/s/ James O. Goodwin          Director                            June 24, 2003
----------------------------
James O. Goodwin

/s/ Robert G. Greer           Director                            June 24, 2003
----------------------------
Robert G. Greer

/s/ David F. Griffin          Director                            June 25, 2003
----------------------------
David F. Griffin

/s/ V. Burns Hargis           Director                            June 24, 2003
----------------------------
V. Burns Hargis

/s/ E. Carey Joullian, IV     Director                            June 24, 2003
----------------------------
E. Carey Joullian, IV

/s/ David L. Kyle             Director                            June 24, 2003
----------------------------
David L. Kyle

/s/ Robert J. LaFortune       Director                            June 24, 2003
----------------------------
Robert J. LaFortune

/s/ Phillip C. Lauinger, Jr.  Director                            June 24, 2003
----------------------------
Phillip C. Lauinger, Jr.

____________________________  Director                            June __, 2003
John C. Lopez

/s/ Steven J. Malcolm         Director                            June 24, 2003
----------------------------
Steven J. Malcolm

                              Director                            June __, 2003
----------------------------
Frank A. McPherson

/s/ Steven E. Moore           Director                            June 26, 2003
----------------------------
Steven E. Moore

                              Director                            June __, 2003
----------------------------
Robert L. Parker

                              Director                            June __, 2003
----------------------------
James A. Robinson

/s/ L. Francis Rooney, III    Director                            June 24, 2003
----------------------------
L. Francis Rooney, III

                              Director                            June __, 2003
----------------------------
Scott F. Zarrow

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, as of June 24, 2003.

                       BOK FINANCIAL 2003 STOCK OPTION PLAN


                 By    /s/ George B. Kaiser
                       -------------------------------------------------------
                       George B. Kaiser, Chairman of the Board of BOK Financial Corporation and Administrator of the BOKF 2003 Plan


                  By   /s/ Stanley A. Lybarger
                       -------------------------------------------------------
                        Stanley A. Lybarger, President, Chief Executive Officer and Director of BOK Financial Corporation and Administrator of the BOKF 2003 Plan

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes George B. Kaiser to file one or more amendments (including post-effective amendments) to the Registration Statement, which amendments may make such changes in the Registration Statement as Mr. Kaiser deems appropriate, and each such person hereby appoints George B. Kaiser as attorney-in-fact to execute in the name and on behalf of each person individually, and in each capacity stated below, any such amendment to the Registration Statement.


Signature                              Title                            Date

/s/ George B. Kaiser          Chairman of the Board               June 24, 2003
----------------------------
George B. Kaiser

/s/ Stanley A. Lybarger       President, Chief Executive Officer  June 24, 2003
----------------------------
Stanley A. Lybarger           and Director

/s/ Steven E. Nell            Executive Vice President and        June 24, 2003
-----------------------------
Steven E. Nell                Chief Financial Officer

/s/ John C. Morrow            Senior Vice President and Director  June 24, 2003
----------------------------
John C. Morrow                of Financial Accounting and Reporting

/s/ C. Fred Ball, Jr.         Director                            June 24, 2003
----------------------------
C. Fred Ball, Jr.

/s/ Sharon J. Bell            Director                           June 24, 2003
-----------------------------
Sharon J. Bell

/s/ Peter Boylan, III         Director                            June 24, 2003
----------------------------
Peter Boylan, III

/s/ Joseph E. Cappy           Director                            June 24, 2003
----------------------------
Joseph E. Cappy

                              Director                            June __, 2003
----------------------------
Paula Marshall Chapman

/s/ Luke R. Corbett           Director                            June 24, 2003
----------------------------
Luke R. Corbett

                              Director                            June __, 2003
----------------------------
William E. Durrett

/s/ James O. Goodwin          Director                            June 24, 2003
----------------------------
James O. Goodwin

/s/ Robert G. Greer           Director                            June 24, 2003
----------------------------
Robert G. Greer

/s/ David F. Griffin          Director                            June 25, 2003
----------------------------
David F. Griffin

/s/ V. Burns Hargis           Director                            June 24, 2003
----------------------------
V. Burns Hargis

/s/ E. Carey Joullian, IV     Director                            June 24, 2003
----------------------------
E. Carey Joullian, IV

/s/ David L. Kyle             Director                            June 24, 2003
----------------------------
David L. Kyle

/s/ Robert J. LaFortune       Director                            June 24, 2003
----------------------------
Robert J. LaFortune

/s/ Phillip C. Lauinger, Jr.  Director                            June 24, 2003
-----------------------------
Phillip C. Lauinger, Jr.

____________________________  Director                            June __, 2003
John C. Lopez

/s/ Steven J. Malcolm         Director                            June 24, 2003
----------------------------
Steven J. Malcolm

                              Director                            June __, 2003
----------------------------
Frank A. McPherson

/s/ Steven E. Moore           Director                            June 26, 2003
----------------------------
Steven E. Moore

                              Director                            June __, 2003
----------------------------
Robert L. Parker

                              Director                            June __, 2003
----------------------------
James A. Robinson

/s/ L. Francis Rooney, III    Director                            June 24, 2003
-----------------------------
L. Francis Rooney, III

                              Director                            June __, 2003
----------------------------
Scott F. Zarrow

                                INDEX TO EXHIBITS


Exhibit
Number            Description of Exhibits

4.0  BOK Financial Corporation 2003 Stock Option Plan

5.0 Opinion of Frederic Dorwart, Lawyers, regarding whether the Common Stock registered herein, when sold, will be legally issued, fully paid, and non-assessable.

23.0 Consent of Frederic Dorwart, Lawyers, (included in the opinion filed as Exhibit 5.0)

23.1 Consent of Ernst & Young LLP

24.0 Power of Attorney

                                   Exhibit 4.0

                            BOK FINANCIAL CORPORATION

                             2003 STOCK OPTION PLAN


                                 January 1, 2003




                   Adopted by Action of the Board of Directors
                                       of
                 BOK Financial Corporation taken March 19, 2003

                   Approved by Shareholders on April 29, 2003





     On ____________, 2003 BOK Financial Corporation registered on Securities and Exchange Commission Form S-8 pursuant to the Securities Act of 1933, 2,000,000 shares of BOK Financial Corporation Common Stock, $0.00006 par value, for issuance in connection with the BOKF 2003 Stock Option Plan. This document constitutes part of a Section 10(a) Prospectus covering the securities that have been registered under the Securities Act of 1933. The documents constituting the
Section 10(a) Prospectus are held in a file maintained by the Benefits Department of Human Resources and may be reviewed or obtained, without charge, upon written or oral request made to the Compensation Department of Human Resources of Bank of Oklahoma, National Association, P.O. Box 2300, Tulsa, Oklahoma 74192, telephone number (918) 588-6277.

                           BOKF 2003 STOCK OPTION PLAN

SECTION 1.  ESTABLISHMENT, PURPOSE AND EFFECTIVE DATE OF PLAN.

     1.1 Establishment. BOK Financial Corporation (the "Corporation" or "BOKF"), an Oklahoma corporation, hereby establishes the "BOKF 2003 Stock Option Plan" (the "BOKF 2003 Plan") for designated employees of the Corporation and of various direct and indirect subsidiaries of the Corporation (collectively, "BOKF").

     1.2 Purpose. The purpose of the BOKF 2003 Plan is to advance the interests of the Corporation (i) by encouraging and providing for the acquisition of an equity interest in the Corporation by key employees of BOKF and (ii) by enabling BOKF to attract and retain the services of key employees whose judgment, interest, and special effort are desired for the successful conduct of operations.

     1.3 Effective Date. The BOKF 2003 Plan shall become effective on January 1, 2003 (or on such later date as a registration statement in respect of the BOKF 2003 Plan on Securities and Exchange Commission Form S-8 shall become effective).

SECTION 2. THE 2003 OPTIONS. The options ("2003 Options") established hereby are the right to purchase shares of Common Stock of the Corporation on the terms and conditions hereafter set forth in this and succeeding sections of the BOKF 2003
Plan:

     2.1 The Common Stock subject to the 2003 Options shall be the Common Stock of the Corporation, par value $0.00006 per share ("BOKF Common Stock").

     2.2 The owners of the 2003 Options shall be those employees (hereafter called a "Participant") to whom a letter of award ("Award Letter") is hereafter delivered by the Independent Compensation Committee of the Corporation. The Corporation may issue Award Letters at any time prior to December 31, 2005.

     2.3  The  2003  Options  owned  by  each  Participant   shall  entitle  the
          Participant, subject to the terms and conditions hereof, to purchase that number of shares of BOKF

          Common Stock set forth in one or more Award Letters delivered to the Participant from time to time ("Participant's 2003 Option Shares"). Each Award Letter shall bear the date on which the Award Letter is issued (the "Award Date"). The total number of shares of BOKF Common Stock subject to 2003 Options shall be 2,000,000. The maximum number of shares of BOKF Common Stock subject to the 2003 Options that may be granted to a Participant during a calendar year period is 100,000. If the employment of a Participant is terminated for any reason and such Participant has not exercised the 2003 Options with respect to any shares, the Corporation may award 2003 Options in respect of such shares to existing Participants or to additional Participants by issuing additional Award Letters before December 31, 2005.

     2.4 The purchase price of shares subject to the 2003 Options shall be the fair market value for BOKF Common Stock on NASDAQ on the date of the Award Letter (the "Option Price").

     2.5 The 2003 Options may be exercised in accordance with, and only in accordance with, the following schedule:

          2.5.1At any time and from time to time one calendar year after the Award Date and prior to four calendar years after the Award Date, with respect to one seventh (1/7) of the 2003 Option Shares set forth in the Award Letter.

          2.5.2At any time and from time to time two calendar years after the Award Date and prior to five calendar years after the Award Date, with respect to one seventh (1/7) of the 2003 Option Shares set forth in the Award Letter.

          2.5.3At any time and from time to time three calendar years after the Award Date and prior to six calendar years after the Award Date, with respect to one seventh (1/7) of the 2003 Option Shares set forth in the Award Letter.

          2.5.4At any time and from time to time four calendar years after the Award Date and prior to seven calendar years after the Award Date, with respect to one seventh (1/7) of the 2003 Option Shares set forth in the Award Letter.

          2.5.5At any time and from time to time five calendar years after the Award Date and prior to eight calendar years after the Award Date, with respect to one seventh (1/7) of the 2003 Option Shares set forth in the Award Letter.

          2.5.6At any time and from time to time six calendar years after the Award Date and prior to nine calendar years after the Award Date, with respect to one seventh (1/7) of the 2003 Option Shares set forth in the Award Letter.

          2.5.7At any time and from time to time seven calendar years after the Award Date and prior to ten calendar years after the Award Date, with respect to one seventh (1/7) of the 2003 Option Shares set forth in the Award Letter.

     2.6 The 2003 Options may be exercised only by delivering (i) a written notice of exercise (stating the fact that 2003 Options are being exercised, the Award Date, and the number of shares being purchased) and (ii) payment in full of the purchase price of the shares being purchased to the Compensation Department of Human Resources of Bank of Oklahoma, National Association. Payment shall be made (i) by personal check of the Participant, (ii) in cash or its equivalent, or (iii) by tendering shares of BOKF Common Stock having a value equal to the purchase price based on the closing price quoted for BOKF Common Stock on NASDAQ on the trading day immediately preceding the date of exercise, or (iv) a combination of (i), (ii), or (iii).

     2.7 The Corporation shall deliver to the Participant the certificates representing the shares purchased pursuant to the exercise of the 2003 Options within thirty (30) days of the date of exercise.

     2.8 BOKF Common Stock acquired pursuant to the 2003 Options may be resold only pursuant to the provisions of Section 4 hereof.

SECTION 3. PROVISIONS APPLICABLE TO THE 2003 OPTIONS. The following provisions shall apply to the 2003 Options and all BOKF Common Stock issued pursuant thereto.

     3.1 Non-Transferability. The 2003 Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.

     3.2 Termination of 2003 Options Upon Termination of Employment of Participant. If the employment of the Participant by BOKF shall terminate for any reason including death, disability, retirement, resignation or involuntary termination (whether such involuntary termination is with or without cause), the Participant's 2003 Options shall automatically terminate, to the extent not previously exercised, provided:

          3.2.1The Chairman of the Board and the Chief Executive Officer may, in
               their sole discretion (which discretion may be exercised arbitrarily) subject to approval of the Board of Directors of the Corporation, extend the termination of the Participant's 2003 Options in special circumstances.

          3.2.2In the event of the termination of employment of a participant by reason of death or disability, the Participant (or, in the event of death, the personal representative of the Participant) may purchase, any of Participant's 2003 Option Shares which the Participant had the right to purchase immediately preceding the date of the Participant's termination of employment within the period of time such Participant could have, but for such termination, purchased such 2003 Option Shares.

          3.2.3In  the  event  a  Participant's   employment  is   involuntarily
               terminated by BOKF without cause  (determined in accordance  with
               Section 3.2.5) and such involuntary termination without cause is within one year of a Change of Control (as defined in Section 3.2.4), the Participant may purchase, within 90 days of the date of the Participant's termination of employment, all of Participant's 2003 Option Shares (to the extent not previously purchased).

          3.2.4A Change of Control shall be deemed to have occurred if, and only if:

          3.2.4.1 George B. Kaiser, affiliates of George B. Kaiser, and/or members of the family of George B. Kaiser collectively cease to own more shares of the voting capital stock of BOKF than any other shareholder (or group of shareholders acting in concert to control BOKF to the exclusion of George B. Kaiser, affiliates of George B. Kaiser, or members of the family of George B. Kaiser); or,

          3.2.4.2 BOKF shall cease to own more than 50% of the voting capital stock of Bank of Oklahoma, National Association.

          3.2.5A Participant  shall be deemed to have been  terminated for cause if the Board of Directors of BOKF determines (in its sole discretion provided only that such discretion is exercised with honesty in fact) that the Participant was terminated by reason of
               (i) any failure to substantially perform Participant's employment obligations to BOKF in a satisfactory manner, (ii) any intentional act materially injurious to BOKF, (iii) any act of moral turpitude, (iv) any material dishonest or fraudulent act, or (v) any refusal to obey orders or instructions of the
               Participant's   appropriate   supervisors  or  seniors.

          3.2.6A Participant shall be deemed employed by BOKF so long as and only so long as the employee is in the employment of BOK Financial Corporation or a direct or indirect subsidiary of BOK Financial Corporation in which BOK Financial Corporation owns, directly or indirectly, more shares of the voting capital stock than any other shareholder (or group of shareholders acting in concert to control such subsidiary to the exclusion of BOKF).

     3.3 Adjustments. If there are any changes in the capitalization of the Corporation affecting the number or kind (after the recapitalization) of issued and outstanding shares of BOKF Common Stock (existing immediately prior to the change in capitalization), whether such changes have been occasioned by reorganization, combination of shares, declaration of stock dividends, stock splits, reverse stock splits, reclassification or recapitalization of such stock, the merger or consolidation of the Corporation with some other corporation or other similar transaction, then the number and kind of shares then subject to the 2003 Options and the price to be paid therefor, shall be appropriately adjusted by the Corporation; provided, however, that in no event shall any such adjustment result in the Corporation being required to sell or issue a fractional share of stock.

     3.4 Waiver of Shareholder Rights. The Participant or other person entitled to exercise 2003 Options shall have no rights as a stockholder with respect to any shares subject thereto until the Participant or such person shall have exercised the 2003 Options and shall thereafter have become the holder of record of such shares and no adjustment (except such adjustments as may be effected pursuant to the provisions of
          Section 3.3 hereof) shall be made for dividends or distributions of rights in respect of such shares for which the record date is prior to the date on which the Participant or such person so becomes the holder of record.

SECTION 4. REOFFER OR RESALE OF BOKF STOCK ACQUIRED PURSUANT TO EXERCISE OF THE 2003 OPTIONS. The reoffer or resale of BOKF Common Stock acquired by a Participant pursuant to the 2003 Options shall be subject to the following terms and conditions:

     4.1 Reoffer or Resale by Affiliate. If the Participant is an affiliate of the Corporation, the reoffer or resale of BOKF Common Stock may be made by the Participant only (i) by means of a reoffer prospectus pursuant to an effective registration statement on Form S-8 or (ii) in accordance with the provisions of SEC Rule 144 or (iii) pursuant to the determination of the Corporation's general counsel that there is an available exemption under the federal and state securities laws.

     4.2 Reoffer or Resale by Non-Affiliate. If the Participant is not an affiliate of the Corporation, the reoffer or resale is not subject to restriction, except as set forth in Section 4.3 of this BOKF 2003 Plan.

     4.3 Prior Approval of Counsel. Prior to reoffering or reselling any BOKF Common Stock acquired pursuant to a 2003 Option, the Participant shall advise the Compensation Department of Human Resources of Bank of Oklahoma, National Association which shall refer the matter to the Corporation's general counsel. The Corporation's general counsel shall determine whether the Participant is an affiliate or a non-affiliate of BOKF. If the Corporation's general counsel determines the Participant is an affiliate, the Participant shall offer and sell the BOKF Common Stock only as provided by Section 4.1.

     4.4 Reoffer Prospectus. BOKF shall use its reasonable best efforts to provide any Participant who is an affiliate and desires to sell BOKF Common Stock with a reoffer prospectus at reasonable times.

SECTION 5. NOT AN EMPLOYMENT AGREEMENT. This BOKF 2003 Plan is not an employment agreement. Nothing contained herein shall be construed to limit or restrict the right of BOKF to terminate the Participant's employment or services at any time, with or without cause, or to increase or decrease the Participant's compensation.

SECTION 6. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions shall apply to the BOKF 2003 Plan:

     6.1  This BOKF 2003 Plan is made and executed in Tulsa County, Oklahoma.

     6.2 This BOKF 2003 Plan shall be subject to, and interpreted in accordance with, the laws of the State of Oklahoma.

     6.3 This BOKF 2003 Plan is the entire agreement of the parties respecting the subject matter hereof. There are no other agreements, whether oral or written, respecting the subject matter hereof.

     6.4 Rights and obligations arising under the BOKF 2003 Plan may not be assigned.

SECTION 7.  ADDITIONAL INFORMATION.

     7.1 ERISA Not Applicable. The BOKF 2003 Plan is not subject to the provisions of the Employee Retirement Income Security Act.

     7.2 No Reports to Participants. No reports shall be required to be delivered to the Participants as to the status of their participation in the BOKF 2003 Plan. However, a Participant may contact the Compensation Department of Human Resources of Bank of Oklahoma, National Association to determine the number of shares unexercised by the Participant under such Participant's 2003 Options and the last date on which such options may be exercised.

     7.3 Tax Effects. The BOKF 2003 Plan is not qualified under Section 401(a) at the Internal Revenue Code. The tax effects of the BOKF 2003 Plan are:

          7.3.1BOKF will be entitled to an income tax deduction at the date of exercise of the 2003 Options by the Participants. The amount of the deduction will be equal to the spread between the fair market value of the option stock (as quoted by NASDAQ) and the Option Price.

          7.3.2Participants will recognize income at the date of exercise of the 2003 Options in an amount equal to the deduction allowed to BOKF, as defined in Section 7.3.1. Income recognized due to the exercise of a 2003 Option will be subject to withholding and reported to the employee on form W-2. Participants will not be subject to any further income recognition until a taxable transaction occurs involving the purchased stock. The basis in the stock is equal to the fair market value at the date of exercise, and future transactions will be subject to capital asset rules.

     7.4 Administration of the BOKF 2003 Plan. The Chairman of the Board and the Chief Executive Officer of BOKF shall designate (subject to approval of the Board of Directors, acting by a vote of, or of a committee of two or more of the Board of Directors of BOKF consisting of, members who are Non-Employee Directors within the meaning of SEC Rule 16b-3(b)(3)) those employees of BOKF who shall be Participants and the Independent Compensation Committee shall establish the number of shares subject to each such Participant's 2003 Options. The members of the Board of Directors of the Corporation are elected by the stockholders of the Corporation. The Chairman of the Board and the Chief Executive Officer are elected by the Board of Directors. Members of the Independent Compensation Committee consist of Outside Directors within the meaning of the provisions of Treasury Regulation ss.
          1.162-27(e)(3)  and  are  elected  by  the  Board  of  Directors.

     7.5 Eligibility to Participate. All employees of BOKF are eligible to be designated as Participants. Participants shall be designated based upon a subjective determination of the present and potential contributions of the employee to the success of the business of the Corporation.

     7.6 Shares to be Issued. The shares of BOKF Common Stock to be issued pursuant to the exercise of the 2003 Options shall be shares of authorized but unissued Common Stock of the Corporation.

     7.7 No Liens or Charges. No lien or other charge may be placed on the 2003 Options.

     7.8 Incorporation of Certain Documents by Reference. The Corporation is subject to the information reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents filed with the Commission are incorporated in this part of the Section 10(a) Prospectus by reference:

          7.8.1Registration Statement on Form S-1 and the Prospectus included therein (Registration No. 33-40950), as amended, filed under the Securities Act of 1933 with the Commission and declared effective on August 13, 1991.

          7.8.2Registration Statement on Form 10 (Registration No. 0-19341), filed under the Exchange Act with the Commission, and subsequent amendments thereto filed on Form 8.

          7.8.3Information Statement and Prospectus Supplement filed with the Commission on November 20, 1991, under the Exchange Act and also under the Securities Act of 1933.

          7.8.4Quarterly  Report on Form 10-Q for the three  months  ended March
               31, 2002 filed with the Commission for the First Quarter, 2002 filed May 14, 2002.

          7.8.5Quarterly  Report on Form 10-Q for the three  months  ended  June
               30, 2002 filed with the Commission for the Second Quarter, 2002 filed August 14, 2002.

          7.8.6Quarterly  Report  on  Form  10-Q  for  the  three  months  ended
               September 30, 2002 filed with the Commission for the Third Quarter, 2002 filed November 14, 2002.

          7.8.7The description of BOKF's capital stock contained on page 2 in the Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange Act (Registration No. 0-19341), including any amendment or report filed for the purpose of updating such description.

          7.8.82001 Annual Report on Form 10-K filed with the Commission on March 27, 2002.

               Additionally, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration statement and to be part thereof from the date of filing of such documents.

               All  documents  incorporated  by  reference  in this  part of the
               Section 10(a) Prospectus and all other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act of 1933 may be obtained, without charge, upon written or oral request to the Compensation Department of Human Resources of Bank of Oklahoma, National Association at P.O. Box 2300, Tulsa, Oklahoma 74192, telephone number (918) 588-6547. Any additional information about the BOKF 2003 Plan or its administrators may also be obtained by contacting the Compensation Department of Human Resources of Bank of Oklahoma, National Association.


                     Adopted by action of the Board of Director of BOKF Financial Corporation taken March 19, 2003.

                     /s/ Frederic Dorwart
                     ------------------------------------------------
                     Frederic Dorwart, Secretary to the Board

                                  Exhibit 5.0



June 25, 2003

BOK Financial Corporation
Bank of Oklahoma Tower
P.O. Box 2300
Tulsa, OK 74192



          Re:  BOK Financial Corporation SEC Registration Statement on Form S-8:
               BOK Financial Corporation (Trading Symbol "BOKF"): Shares of BOKF Common Stock to be Issued Pursuant to the BOK Financial Corporation 2003 Stock Option Plan.


Ladies and Gentleman:

     I have acted as counsel to BOK Financial Corporation ("BOKF") in connection with BOKF's Registration Statement on Form S-8 being filed on or about June 26, 2003 with the Securities and Exchange Commission which respect to the shares of Common Stock (the "Common Stock"), $0.00006 par value, of BOKF, authorized for issuance under the BOK Financial Corporation 2003 Stock Option Plan. I have reviewed BOKF's Registration Statement on Form S-8, BOKF's Certificate of Corporation, BOKF's By-laws, and such corporate proceedings of BOKF as I have deemed appropriate for purposes of rendering this opinion. In my opinion, upon issuance of the shares of Common Stock pursuant to the terms of the BOK Financial Corporation 2003 Stock Option Plan, such shares will be duly and validly issued, fully paid and non-assessable. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                            Sincerely,

                                            /s/ Frederic Dorwart

                                            Frederic Dorwart

                                      23.0

                      Consent of Frederic Dorwart, Lawyers

                  Included in the Opinion Filed as Exhibit 5.0

                                      23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the BOK Financial Corporation 2003 Stock Option Plan dated June 26, 2003, of our report dated January 22, 2003 with respect to the consolidated financial statements of BOK Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                 /s/ ERNST & YOUNG LLP




Tulsa, Oklahoma
June 25, 2003

                                      24.0

                                POWER OF ATTORNEY

                             See pages vii and viii.